UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 18, 2005

SABRE HOLDINGS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-12175	75-2662240
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3150 Sabre Drive, Southlake, Texas	76092
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (682) 605-1000

Not Applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.              Entry Into A Material Definitive Agreement

On January 18, 2005, Travelocity.com LP (“Travelocity”), an indirect subsidiary of Sabre Holdings Corporation (the “Company”) entered into a Put Option Agreement (the “Agreement”) by and among Travelocity, AGC Holdings Limited (“AGC”), Abacus International PTE Ltd. (“Abacus”), Zuji Holdings Limited (“Zuji”), and Sabre Inc., the Company’s direct subsidiary.  Pursuant to the Agreement, Travelocity granted each of AGC and Abacus an option (each a “Put Option”) which is exercisable from January 1, 2006 through January 31, 2006, to require that Travelocity purchase all of the Put Option holder’s equity interest in Zuji.  Under the Agreement, if AGC exercises its Put Option, then Abacus will also be deemed to have done so.  If both AGC and Abacus were to exercise their Put Options, Travelocity would be required to pay, within 21 days of receiving an exercise notice, $34,497,000 to acquire the remaining equity interest in Zuji that it does not already own.

Zuji, a joint venture owned by Travelocity (a 10.13% holder), AGC (an 80% holder) and Abacus (a 9.87% holder), is hosted by Travelocity and utilizes Travelocity technology in the Asia Pacific region except for Japan.  AGC and Abacus are indirectly majority-owned by several Asia Pacific airlines.  Sabre Inc. also owns 35% of Abacus, a Singapore-based joint venture company that manages travel distribution in the Asia Pacific region.

Attached hereto as Exhibit 99.1 is a script containing Questions and Answers that the Company intends to use when discussing this development with representatives of the financial community.

Item 9.01.              Financial Statements and Exhibits

Exhibit(s)

Exhibit	Description
99.1	Scripted Questions and Answers (Q&A) dated January 18, 2005, to be used by Sabre Holdings Corporation when discussing this development with representatives of the financial community.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SABRE HOLDINGS CORPORATION

(Registrant)

Date: January 18, 2005
/s/ James F. Brashear
(Signature)
Name: James F. Brashear
Title: Corporate Secretary

EXHIBIT INDEX

Exhibit	Description
99.1	Scripted Questions and Answers (Q&A) dated January 18, 2005, to be used by Sabre Holdings Corporation when discussing this development with representatives of the financial community.